MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

LOGICIAN MINERALS LIMITED

(formerly known as LOGICIAN TECHNOLOGIES ASIA LIMITED)

Incorporated the 8th day of November, 2004

KCS LIMITED

AMENDED AND RE-PRINTED ON 27 JULY 2007

No. 932468
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第32章
公司條例

CERTIFICATE OF CHANGE OF NAME
公司更改名稱證書

* * *

I hereby certify that
本人謹此證明

LOGICIAN TECHNOLOGIES ASIA LIMITED

having by special resolution changed its name, is now incorporated under
經通過特別決議，已將其名稱更改，該公司的註冊名

the name of
稱現為

LOGICIAN MINERALS LIMITED

Issued by the undersigned on 29 March 2007.
本證書於二〇〇七年三月二十九日簽發。

Miss Nancy O. S. YAU

for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）

No. 932468
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香 港 法 例 第 32 章
公 司 條 例

CERTIFICATE OF INCORPORATION
公 司 註 冊 證 書

* * *

I hereby certify that
本 人 謹 此 證 明

LOGICIAN TECHNOLOGIES ASIA LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance,
於 本 日 在 香 港 依 據 公 司 條 例 註 冊 成 為

and that this company is limited.
有 限 公 司。

Issued by the undersigned on 8 November 2004.
本 證 書 於 二 ０ ０ 四 年 十 一 月 八 日簽 發。

MISS R. CHEUNG

for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
(公司註冊主任 張潔心 代行)

C.R.F. 4 (99)

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

LOGICIAN MINERALS LIMITED

(formerly known as LOGICIAN TECHNOLOGIES ASIA LIMITED)

First: - The name of the Company is "LOGICIAN MINERALS LIMITED". As amended by a special resolution passed on 27 February 2007

Second: - The Registered Office of the Company will be situated in Hong Kong.

Third: - The liability of the members is limited.

Fourth: - The Share Capital of the Company is HK$1,000,000.00 divided into 10,000,000,000 shares of HK$0.0001 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions. As amended by an ordinary resolution passed on 20 December 2008

I/We, the undersigned, whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite to my/our respective name(s):-

Name(s), Address(es) and Description(s) of Subscriber(s)	Number of Share(s) taken by each subscriber
For and on behalf of DESGREEN GROUP (HONG KONG) LIMITED (Sd.) CHOW KIN SHAN .... *Authorized Signature* FLAT B, 13/F, KIU FU COMMERCIAL BUILDING, 300-306 LOCKHART ROAD WANCHAI, HONG KONG Corporation	One
Total Number of Shares Taken	One

Dated the 1st day of November, 2004.
WITNESS to the above signatures:

(Sd.) LIN PING PIU
Secretary
FLAT B, 13/F, KIU FU COMMERCIAL BUILDING
300-306 LOCKHART ROAD
WANCHAI, HONG KONG